REMINGTON PRODUCTS COMPANY, L.L.C.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 ($ IN MILLIONS)
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                                        Quarter Ended December 31,        Twelve Months Ended December 31,
                                     -------------------------------      --------------------------------
                                        2002                 2001             2002                 2001
                                     ---------             ---------      ----------            ----------
Net sales
   North America                       $108.9               $107.3          $232.7                $220.5
   International                         40.4                 44.4            99.0                  96.8
   U.S. Service Stores                   12.8                 15.7            33.4                  38.7
                                       -------              -------         -------               -------
                                        162.1                167.4           365.1                 356.0

Cost of sales                            90.6                111.4           210.0                 230.5
                                       -------              -------         -------               -------
Gross profit                             71.5                 56.0           155.1                 125.5

Selling, general and administrative      49.1                 50.7           114.4                 121.7
Amortization of intangibles               0.1                  0.5             0.5                   1.9
                                       -------              -------         -------               -------
     Operating income                    22.3                  4.8            40.2                   1.9

Interest expense, net                     6.2                  7.3            24.2                  26.3
Other (income) expense                   (0.6)                 1.9            (1.0)                  2.1
                                       -------              -------         -------               -------
     Income (loss) before income taxes   16.7                 (4.4)           17.0                 (26.5)

Provision (benefit) for income taxes      1.2                  1.9             0.2                  (3.1)
                                       -------              -------         -------               -------
     Net Income (Loss)                  $15.5                ($6.3)          $16.8                ($23.4)
                                       =======              =======         =======               =======

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